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                                EXHIBITS 3 i & ii

                           CNB FINANCIAL CORPORATION
                 Form 10-K For The Year Ended December 31, 2002
                      Articles of Association and By-Laws

                            ARTICLES OF ASSOCIATION
                                  (Six Pages)

                                      AND

                                    BY-LAWS
                                  (Four Pages)

                               CNB FINANCIAL CORP.
                            Clearfield, Pennsylvania
                                   AS AMENDED

LOG OF AMENDMENTS:

  ARTICLES OF INCORPORATION:
     Article 5., Number of Shares - Amended March 18, 1986
     Article 5., Number of Shares - Amended April 21, 1998
     Article 5., Number of Shares - Amended April 20, 1999
     Article 9A. Number, Term and Qualification of Directors
       - Amended April 20, 1999
     Article 9B. By-Law Qualification - Amended April 20, 1999

  BY-LAWS:
     Article VIII, All Sections - Amended February 22, 1988
     Article I, Section 1 - Amended March 28, 1995
     Article I, Section 3 - Amended April 20, 1999
     Article V, Section 1 - Amended April 20, 1999
     Article V, Section 8 - Amended April 20, 1999

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                            ARTICLES OF ASSOCIATION
                                       OF
                           CNB FINANCIAL CORPORATION

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                                                Filed this 12th day of
COMMONWEALTH OF PENNSYLVANIA                    September, 1983
 DEPARTMENT OF STATE
 CORPORATION BUREAU                             Commonwealth of Pennsylvania

                                                Department of State
Articles of CNB FINANCIAL CORPORATION
                                                /s/ William R. Davis
Domestic Business Corporation                   Secretary of the Commonwealth

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In compliance with the provisions of the Act of May 5, 1933, as amended, specifically, Title 15 Purdon's Pennsylvania Statutes Annotated,
            Section 1204, the undersigned, desiring to be incorporated as a business corporation, hereby certifies that:

      1.    The name of the corporation is:

            CNB FINANCIAL CORPORATION

      2. The address of its office in Pennsylvania is One South Second Street, P.O. Box 42, Clearfield, Pa., 16830. (The physical location of the Corporation's registered office has not changed. However, Clearfield County's 911 system redesignated the address. Earlier, the Corporation's address was known as the "Corner of Market & Second Streets, Clearfield".)

      3.    PURPOSE:

            The corporation shall have unlimited power to engage in and to do any lawful act concerning any or all lawful business for which corporations may be incorporated under this act and the corporation is incorporated under the provisions of the Act of May 5, 1933, as amended, specifically, Title 15 Purdon's Pennsylvania Statutes Annotated, Section 1204.

      4.    TERM:

            Perpetual

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      5.    NUMBER OF SHARES: (Amended March 18, 1986)
                              (Amended April 21, 1998)
                              (Amended April 20, 1999)
            The total number of authorized shares shall be 10,000,000 with a par value of $1.00. The shares of stock of this Corporation shall not have preemptive rights or the right to cumulative voting on any issues.

      6.          Except as set forth in paragraph five hereof, there are no special rights, designations, preferences, qualifications, limitations or restrictions imposed upon the stock of the corporation except as provided in these Articles of Incorporation.

      7.          The Board of Directors shall have no authority to change any designations, preferences, limitations, qualifications or restrictions or special or relative rights of the stock described in paragraph five hereof.

      8. The name and post office address of the incorporators and the number and class of shares subscribed by him/her is:

                                                                NUMBER and CLASS
NAME                             ADDRESS                            OF SHARES
-----------------                -----------------------        ----------------
JOHN LEITZINGER                  205 SW Third Avenue                  One
                                 Clearfield, PA 16830               Common

JOHN W. POWELL                   27 Coventry Lane                     One
                                 State College, PA 16801            Common

FRANCIS E. REED                  R.D. 2 Box 269                       One
                                 Clearfield, PA 16830               Common

WILLIAM U. SMITH                 120 W. Walnut Street                 One
                                 Clearfield, PA 16830               Common

L. E. SOULT, JR.                 108 Elizabeth St.                    One
                                 Clearfield, PA 16830               Common

JAMES K. NEVLING                 1019 Linden Street                   One
                                 Clearfield, Pa 16830               Common

WILLIAM R. OWENS                 R 1307 Riverview Road                One
                                 Clearfield, PA 16830               Common

ROBERT G. SPENCER                Grampian, PA 16838                   One
                                                                    Common

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                                                                NUMBER and CLASS
NAME                             ADDRESS                            OF SHARES
-------------------              -----------------------        ----------------
RONALD B. STRATTAN               909 South Second Street              One
                                 Clearfield, PA 16830               Common

W. K. ULERIICH                   724 South Second Street              One
                                 Clearfield, PA 16830               Common

ROBERT E. BROWN                  46 West Pauline Drive                One
                                 Clearfield, PA 16830               Common

ROBERT S. KEPNER                 804 Hannah Street                    One
                                 Clearfield, PA 16830               Common

JAMES P. MOORE                   508 South Fourth Street              One
                                 Clearfield, Pa 16830               Common

ROBERT C. PENOYER                1220 South Second Street             One
                                 Clearfield, PA 16830               Common

EDWARD B. REIGHARD               8 Turnpike Avenue                    One
                                 Clearfield, PA 16830               Common

E. DORSE ALBERT                  111 East Pine Street                 One
                                 Clearfield, PA 16830               Common

      9.    OTHER PROVISIONS AS PERMITTED UNDER THE ACT:

            A.   NUMBER, TERM AND QUALIFICATION OF DIRECTORS:
                 (Amended April 20, 1999)

                 The Board of Directors shall consist of not less than nine (9) nor more than twenty four (24) members. The exact number of Directors shall be fixed from time to time by resolution of the majority of the Board of Directors. All directors shall have equal vote. They shall be elected by classes as follows: Class 1, Class 2, Class 3, with the numbers in each class to be no less than three (3) directors nor more than eight (8) directors. The exact number of each class shall be fixed from time to time by resolution of the majority of the Board of Directors.

                 The Initial Directors of Class I shall serve until the third
                 (3rd) annual meeting of the shareholders. At the third (3rd) annual meeting of the shareholders, the directors of Class I shall be elected for a term of three (3) years and, after expiration of such term, shall thereafter be elected every three (3) years for three (3) year terms. The initial directors of Class 2 shall serve until the second (2nd) annual meeting of

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                 shareholders. At the second (2nd) annual meeting of the
                 shareholders, the directors of Class 2 shall be elected for a term of three (3) years for three (3) year terms. The initial directors of Class 3 shall serve until the first (1st) annual meeting of the shareholders. At the first (1st) annual meeting of the shareholders, the directors of Class 3 shall be elected for a term of three (3) years and, after the expiration of such term, shall thereafter be elected every three (3) years for three (3) year terms.

                 Each director shall serve until his or her successor has been elected and qualified, even though his or her term of office as provided herein has otherwise expired, except in the event of his or her earlier resignation, removal or disqualification.

            B.   BY-LAW QUALIFICATIONS: (Amended April 20, 1999)

                 The Board of Directors of the Corporation may, subject to the provisions contained in Article V of the By-Laws, change the number of directors in any class between the minimum and maximum number per class as described in 9.A. and at the time affect the total number of directors in all classes between the minimum of nine (9) and the maximum of twenty (24) directors. Any additional nominee shall then stand for election consistent with the principles of 9.A. above at the next annual meeting.

            C.   INITIAL BOARD OF DIRECTORS:

                 1. Elected for a term of three years:

                    JOHN LEITZINGER
                    JOHN W. POWELL
                    FRANCIS E. REED
                    WILLIAM U. SMITH
                    L. E. SOULT, JR.

                 2. Elected for a term of two years:

                    JAMES K. NEVLING
                    WILLIAM R. OWENS
                    ROBERT G. SPENCER
                    RONALD B. STRATTAN
                    W. K. ULERICH

                 3. Elected for a term of one year:

                    ROBERT E. BROWN
                    ROBERT S. KEPNER
                    JAMES P. MOORE
                    ROBERT C. PENOYER
                    EDWARD B. REIGHARD

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            D.      CONDITIONS PRECEDENT TO MERGER, CONSOLIDATION OR DISSOLUTION
                    OF THE CORPORATION:

                 1. In order to effect the merger or consolidation of the

                    corporation into another corporation which is not a wholly owned subsidiary of this corporation the affirmative action of 75% of the outstanding shares entitled to vote shall be required.

                 2. The shareholders have reserved the right to amend the
                    By-Laws to themselves by affirmative vote of the majority of the shares voting.

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                                AUGUST 30, 1983
BY - LAWS

                                       OF

                           CNB FINANCIAL CORPORATION

ARTICLE I

                                    MEETINGS

Section 1: (Amended March 28, 1995) The annual meeting of the shareholders for the purpose of electing Directors and such other business as may properly come before the meeting of the shareholders, shall be held on a date determined by the Board of Directors annually at such time and placed as per Board of Directors shall direct.

Section 2: Special meetings of the shareholders may be called by the President of the Company or by order of the Board of Directors, and it shall be the duty of the Board of Directors to call such meetings upon the written request of one-half of the outstanding stock.

Section 3: (Amended April 20, 1999) At all meetings of the shareholders, each shareholder shall be entitled to one vote for each share of stock held by the shareholder.

                                   ARTICLE II

                               NOTICE OF MEETINGS

Section 1: Written notice of any regular meeting of the Board of Directors shall not be required. Written notice of any special meeting of the Board of Directors shall be required. All shareholder's meetings shall only be upon twenty-one
(21) days prior written notice.

                                  ARTICLE III

                               REGISTERED OFFICE

Section 1: The Corporation shall maintain a registered office and the first office shall be as stated in the Articles of Incorporation.

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Section 2: Thereafter a majority of the Board of Directors may change the registered office or place of business as deemed in the best interest of the corporation.

                                   ARTICLE IV

                        INSPECTION OF CORPORATE RECORDS

Section 1: Any shareholder may inspect and copy at shareholder's expense proper corporate records upon ten days written notice setting forth specifically, the reason for such inspection.

ARTICLE V

                               BOARD OF DIRECTORS

Section 1: (Amended April 20, 1999) The affairs of the corporation shall be managed by no less than nine (9) nor more than twenty four (24) directors elected as set forth in the Articles of Association. Directors shall serve until their successors are duly elected and qualified.

Section 2: No shareholder shall be eligible for election or serve as a Director who:

        A. Does not own and continue to own 350 unencumbered shares of the corporation

        B. Any present Director less than 57 years of age as of the date of these By-Laws and all future Directors shall tender their resignation as Director on or before their 70th year.

        C. Any Director as of the date of these By-Laws, 57 years of age or more may continue as a Director if properly elected until the Director chooses to retire.

        D. The Board of Directors may appoint any shareholder as Director Emeritus who may with compensation but without the right to vote, attend Director's meetings. Such person shall have stature in the community in which he/she resides and shall have been a consistent promotor of the interests of the financial industry and specifically, CNB Financial Corporation.

        E. No incumbent Director shall be proposed for nomination to the Board of Directors without approval of 25% of the Board of Directors.

        F. No shareholder, not a Director, shall be proposed for the Board of Directors without approval of two-thirds (2/3) of the Board of Directors.

Section 3: The Board of Directors may fill any vacancy upon the Board of Directors. Such appointees shall serve until the next annual meeting at which time, he/she or they shall stand separately for election to serve out the term to which they have been appointed.

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Section 4: The Directors shall have power to elect or appoint all necessary officers; to employ agents, clerks and workpersons; to fix their compensation, to prescribe their duties, to dismiss any officers or agents without previous notice, and generally to control and manage the affairs of the corporation.

Section 5: A majority of the Board of Directors shall constitute a quorum.

Section 6: The corporation is authorized to pay its Directors a reasonable compensation for their services.

Section 7: A salaried person of the corporation may also be a Director, but shall not receive Director's fees, except at the discretion of the Board of Directors.

Section 8: (Amended April 20, 1999) The Board may, in its discretion, decrease the number of directors to no less than nine (9) or increase the number of directors to no more than twenty four (24) between annual meetings without shareholder approval. The board shall appoint an individual to fill any vacancy so created until the next annual meeting at which time the appointee shall stand for election as set forth in the Articles of Association.

ARTICLE VI

                                    OFFICERS

Section 1: The Board of Directors of the corporation shall annually elect the following officers who shall hold their respective offices at the discretion of the Board of Directors and at such salaries as the Board may fix from time to time, to wit: A President, a Secretary, a Treasurer, and one or more Vice Presidents if deemed desirable. Any of the offices, except the office of President, may be combined and held by one person.

Section 2: The Board of Directors may, but they shall not be required to do so, elect an Assistant Secretary and Assistant Treasurer, or to establish any other offices which may be determined necessary for the conduct of the corporation.

                                  ARTICLE VII

                               DUTIES OF OFFICERS

Section 1: The duties of the officers shall be prescribed by the Board of Directors.

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                    ARTICLE VIII (AMENDED FEBRUARY 22, 1988)

                               DIRECTOR LIABILITY
                         LIMITATION AND INDEMNIFICATION

Section 1: A director of the Corporation shall, to the maximum extent permitted by the laws of the Commonwealth of Pennsylvania, have no personal liability for monetary damages for any action taken, or any failure to take any action as a director, provided that this Section 1, Article VIII shall not eliminate the liability of a director in any case where such elimination is not permitted by law."

Section 2: Each person who at any time is or shall have been a director or officer of the Corporation, or is serving or shall have served at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, and his heirs, executors and administrators, shall be indemnified by the Corporation in accordance with and to the full extent permitted by the laws of the Commonwealth of Pennsylvania as in effect at the time of such indemnification. The foregoing right of indemnification shall constitute a contract between the Corporation and each of its directors and officers and shall not be deemed exclusive of other rights to which any director, officer, employee, agent or other person may be entitled in any capacity as a matter of law or under any by-law, agreement, vote or shareholders or directors, or otherwise. If authorized by the Board of Directors, the Corporation may purchase and maintain insurance on behalf of any person to the full extent permitted by the laws of the Commonwealth of Pennsylvania."

                                   ARTICLE LX

                         AMENDMENT OR CHANGE TO BY-LAWS

Section 1: These By-Laws may only be amended or changed upon appropriate notice to the shareholders and their affirmative approval.

                                   ARTICLE X

                                 SAVING CLAUSE

Section 1: If any provision of these By-Laws conflicts with any Rule, Regulation or Statute of the Commonwealth of Pennsylvania or the United States of America, then the By-Laws shall remain in force and effect and construed as such provision did not exist.

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